UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  October 5, 2012

NetSpend Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34915	20-2306550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Brazos Street, Suite 1300, Austin, Texas	78701-2582
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(512) 532-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has entered into an amendment to the Amended and Restated Employment Agreement, dated as of September 17, 2010 (the “Employment Agreement”), between it, NetSpend Corporation, a Delaware corporation (“NetSpend”), and Daniel R. Henry, an individual resident of the State of Kansas and the Chief Executive Officer of the Company (the “Executive”). Under the Amendment, if during the term of the Executive’s employment and following a “Change of Control” (as such term is defined in that certain Performance Based Option granted to the Executive on March 11, 2008 (the “Option”)), NetSpend terminates the further employment of the Executive without “Cause” (as such term is defined in the Employment Agreement) or the Executive resigns from further employment with NetSpend for “Good Reason” (as such term is defined in the Employment Agreement), the severance payable to the Executive will be equal to 48 months of his base salary instead of the 24 months of base salary otherwise provided for by the Employment Agreement. The amendment also provides that any severance payable to the Executive under the Employment Agreement will be paid on the fortieth business day following the relevant termination date and documents a prior revision to the Executive’s private aircraft reimbursement allowance.

In addition, the Company has amended the time-based portion (the “Time-Based Portion”) of the Option (608,646 shares at $3.53 per share; time-based vesting on February 5, 2014 (the “Time-Based Vesting Date”)) to provide that the vesting of such portion of the Option will be accelerated upon any termination of the Employment Agreement by NetSpend without Cause or by the Executive for Good Reason following, in each case, a Change of Control. The vesting of the Time-Based Portion of the Option will also be accelerated if a Change in Control occurs prior to the Time-Based Vesting Date if the Time-Based Portion of the Option is not assumed by or substituted for new options covering the stock of the surviving, successor or purchasing corporation involved in the Change of Control.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1
First Amendment, dated October 5, 2012, to Amended and Restated Employment Agreement and First Amendment to Performance-Based Option by and among NetSpend Corporation, NetSpend Holdings, Inc. and Daniel R. Henry

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSPEND HOLDINGS, INC.

Date: October 10, 2012	By:	/s/ George W. Gresham
George W. Gresham
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
First Amendment, dated October 5, 2012, to Amended and Restated Employment Agreement and First Amendment to Performance-Based Option by and among NetSpend Corporation, NetSpend Holdings, Inc. and Daniel R. Henry